RELEASE OF JUDGMENT


STATE OF TEXAS      )
                    )    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF POTTER    )


     WHEREAS, on the 16th day of June 1993 in the United States District Court for the Northern District of Texas, Amarillo Division, in a cause styled "Natural Gas Pipeline Company of American vs. Lyric Energy, et al.," Civil Action No. CA-2-89-0168, Plaintiff, Natural Gas Pipeline of America, recovered a judgment against Defendant, Lyric Energy, Inc., together with costs of suit and post judgment interest based upon 28 USC, 1961; and

     WHEREAS, such judgment was assigned by Natural Gas Pipeline
Company of America to Dynamic Investing, Inc., a Delaware corporation; and

     WHEREAS, such judgment against Defendant, Lyric Energy,
Inc., has been compromised and settled with Dynamic Investing, Inc., the party entitled to payment thereof.

     NOW, THEREFORE, the undersigned hereby acknowledges the satisfaction of such judgment against Lyric Energy, Inc., and its successors and assigns from (i) all liabilities and obligations arising from and in connection with such judgment and (ii) all liens existing by reason of such judgment upon any property of Defendant, Lyric Energy, Inc., whatsoever.

     WITNESS my hand this 31st day of December, 1996.


                              DYNAMIC INVESTING, INC.,
                              a Delaware corporation


                              By:  /s/ G.E. Stahl
                                   G.E. Stahl, President


     This instrument was acknowledged before me on the 31st day of December, 1996, by G.E. Stahl, President of Dynamic Investing,
Inc., a Delaware corporation, on behalf of said corporation.


                              /s/ Kathy Plautz
                              Notary Public, State of Texas

My commission expires:  3/21/2000